As filed with the Securities and Exchange Commission on January 24, 1997

                                            Registration No. 333-______
________________________________________________________________________________
____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   __________

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   __________

                           TITANIUM METALS CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                 13-5630895
    (State or other jurisdiction                    (I.R.S. Employer
  of incorporation or organization)              Identification Number)

                            1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO  80202
               (Address of Principal Executive Offices)(Zip Code)
                                   __________

      TITANIUM METALS CORPORATION 1996 LONG TERM PERFORMANCE INCENTIVE PLAN
                            (Full title of the plan)
                                   __________

                            ROBERT E. MUSGRAVES, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           TITANIUM METALS CORPORATION
                            1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO  80202
                           TELEPHONE:  (303) 296-5600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   COPIES TO:

                            Thomas R. Stephens, Esq.
                      Bartlit Beck Herman Palenchar & Scott
                         511 Sixteenth Street, Suite 700
                             Denver, Colorado  80202


                         CALCULATION OF REGISTRATION FEE

Title of securities     Amount to be    Proposed maximum         Proposed maximum    Amount of
to be registered        registered      price per share(1)<F1>   aggregate offering  registration fee(2)<F2>
                                                                 price(1)<F1>
Common Stock,
par value
$.01 per share          3,125,000       $30.375                  $94,921,875         $32,731.68

<F1>
(1) Calculated pursuant to Rule 457(h), based on an assumed exercise price of $30.375 per share, which represents the average of the high and low prices of such securities reported in the consolidated reporting system on January 23, 1997.
<F2>
(2) Registration fee is calculated on the basis of 1/29 of 1% of the proposed maximum aggregate offering price of $94,921,875.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


            Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                     PART II

              INFORMATION REQUIREMENT IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

            The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

            (a) The Registrant's Registration Statement on Form S-1, No. 333-2940, filed April 2, 1996, as amended, containing audited financial statements for the Registrant's last fiscal year, and the related consolidated statements of operations, stockholders equity and cash flows for each of the three fiscal years in the period ended December 31, 1995, and the balance sheet as of March 31, 1996, and the related consolidated statements of operations, cash flows and stockholders equity for the three-month period ended March 31, 1996.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Registrant document referred to in (a) above.

            (c) The description of the Registrant's Common Stock contained in the Registrant's Report on Form 8-A (File No. 001-14368) filed May 3, 1996, as amended, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

            All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities then offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Certain legal matters regarding the validity of the Common Stock issuable pursuant to the Registrant s 1996 Long Term Performance Incentive Plan (the Plan ) and upon exercise of options granted pursuant to the Plan will be passed upon for the Registrant by Robert E. Musgraves, Esq., Vice President, General Counsel and Secretary of the Registrant. Mr. Musgraves beneficially owns 8,500 shares of Common Stock, 1,000 of which are held by Mr. Musgraves mother-in-law, beneficial ownership of which is disclaimed by Mr. Musgraves. Mr. Musgraves participates in the Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Amended and Restated Certificate of Incorporation of the Registrant provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

            Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting Delaware corporations to indemnify directors, officers, employees or agents against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation provided that (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interest and (ii) in the case of a criminal proceeding such person had no reasonable cause to believe his or her conduct was unlawful. In the case of actions or suits by or in the right of the corporation, no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct. Such determination shall be made (a) by a majority of a quorum of directors who were not parties to such proceeding, (b) if such quorum cannot be obtained or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders of the corporation. The Amended and Restated Certificate of Incorporation and the By-Laws of the Registrant provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.  EXHIBITS.

            Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

ITEM 9.  UNDERTAKINGS.

            (a)   The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 24th day of January, 1997.

TITANIUM METALS CORPORATION

By:   /s/ Robert E. Musgraves
      Robert E. Musgraves

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Landis Martin, Joseph
      S. Compofelice, Robert E. Musgraves and J. Thomas Montgomery, Jr., and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place, and stead, as a director and in any and all other capacities with Titanium Metals Corporation (the Company ), to execute for and on behalf of the undersigned the Registration Statement on Form S-1 (the
       Registration Statement ) relating to shares of Common Stock of the Company, and any and all amendments thereto, and any subsequent registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to deliver and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with each exchange on which any class of securities of the Company is or is to be registered, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and as of the date indicated.

            Signature                   Title                   Date


/s/  J. LANDIS MARTIN            Chairman and Chief         January 24, 1997
      J. Landis Martin           Executive Officer

/s/ JOSEPH S. COMPOFELICE        Vice President, Chief      January 24, 1997
      Joseph S. Compofelice      Financial Officer


/s/ ANDREW R. DIXEY              President, Chief           January 24, 1997
    Andrew R. Dixey              Operating Officer and
                                 Director

/s/ EDWARD C. HUTCHESON, JR.     Director                   January 24, 1997
     Edward C. Hutcheson, Jr.

/s/ GEN. THOMAS P. STAFFORD      Director                   January 24, 1997
     Gen. Thomas P. Stafford

/s/ YUKIJI TADOKORO              Director                   January 24, 1997
     Yukiji Tadokoro

                                INDEX TO EXHIBITS

  Exhibit                                                         Sequentially
  Number                        Description                      Numbered Page
  4.1      Titanium Metals Corporation 1996 Long Term                *<F3>
             Performance Incentive Plan

  5.1      Opinion of Robert E. Musgraves                            8

  23.1     Consent of Coopers & Lybrand L.L.P.                       10

  23.2     Consent of KPMG Peat Marwick LLP                          11

  23.3     Consent of Price Waterhouse LLP                           12

  23.4     Awareness Letter of Coopers & Lybrand L.L.P.              13

  24.1     Limited Powers of Attorney -- included in Part II
             of the Registration Statement



____________________

<F3>
* Incorporated herein by reference to the Registrant s Amendment No. 1 to Form S-1 Registration Statement, No. 333-2940, filed May 9, 1996.